                              AMENDED AND RESTATED
                            SENIOR SUBORDINATED NOTE

THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND ANY RIGHTS OR REMEDIES HEREUNDER SHALL BE SUBORDINATE AND JUNIOR TO SUMMIT BANK AND ITS SUCCESSORS AND ASSIGNS TO THE EXTENT AND IN THE MANNER SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF JUNE 30, 1998 (AND AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF THE NOTE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UPON SATISFACTION BY THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.


THIS AMENDED AND RESTATED SENIOR SUBORDINATED NOTE (the "Amended and Restated Note") is made as of this 24/th/ day of May, 2001 by and among: (i) Bad News Bears, Inc.Nobel Learning Communities, Inc. (formerly known as Nobel Education Dynamics, Inc.), a Delaware corporationa California limited liability company ("Nobel"); (ii) Merryhill Schools, Inc., a California corporation (individually and as successor by merger to Lake Forest Park Montessori School, Inc., a Washington corporation); Merryhill Schools Nevada, Inc., a Nevada corporation; NEDI, Inc., a California corporation; Paladin Academy, L.L.C., a Delaware limited liability company (formerly known as Nobel Learning Solutions, L.L.C.); Houston Learning Academy, Inc., a Texas corporation; Nobel School Management Services, Inc., a Delaware corporation; and Nobel Learning Technologies, Inc., a Delaware corporation (collectively, the entities listed in this clause (ii) shall be referred to as the "Subsidiaries") (Nobel and the Subsidiaries, on a consolidated basis, being collectively referred to as the "Company" or "Borrower"); and (iii) ALLIED CAPITAL CORPORATION and its successors and assigns ("Holder");

                                    RECITALS:

     A. The Company issued to the Holder a Senior Subordinated Note dated as of June 28, 1998 in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000) (the "Senior Subordinated Note") in connection with an investment made by in the Company pursuant to the terms and conditions of the investment agreement between the Company, the Holder and certain other parties, dated as of June 30, 1998 (the "Original Investment Agreement").

     B. In connection with an amendment to the Original Investment Agreement (as amended, the "Investment Agreement"), the Company, with the consent of the Holder, desires to amend and restate the Senior Subordinated Note.

     Now, therefore, in consideration of the premises and other good and valuable consideration, the parties hereto agree that the Senior Subordinated Note shall be amended, restated, and consolidated in its entirety by this Amended and Restated Note.



                        NOBEL LEARNING COMMUNITIES, INC.

                            SENIOR SUBORDINATED NOTE


$10,000,000                                            Dated as of June 30, 1998

     FOR VALUE RECEIVED, the undersigned, (i) NOBEL LEARNING COMMUNITIES, INC. (successor to NOBEL EDUCATION DYNAMICS, INC.), a Delaware corporation having an address at Rosetree Corporate Center II, 1400 N. Providence Road, Suite 3055, Media, PA 19063 ("Nobel"), and (ii) Merryhill Schools, Inc., a California corporation (individually and as successor by merger to Lake Forest Park Montessori School, Inc., a Washington corporation); Merryhill Schools Nevada, Inc., a Nevada corporation; NEDI, Inc., a California corporation; Paladin Academy, L.L.C., a Delaware limited liability company (formerly known as Nobel Learning Solutions, L.L.C.); Houston Learning Academy, Inc., a Texas corporation; Nobel School Management Services, Inc., a Delaware corporation; and Nobel Learning Technologies, Inc., a Delaware corporation (collectively, the entities listed in this clause (ii) shall be referred to as the "Subsidiaries") (collectively, Nobel and the Subsidiaries shall be referred to as the "Company" or the "Borrower"), hereby jointly, severally, and unconditionally promise to pay to the order of ALLIED CAPITAL CORPORATION or its registered assigns (the "Holder"), at its offices located at 1666 K Street, N.W., Suite 901, Washington, D.C. 20006, or such other places the Holder shall from time to time have designated to the Company in writing, the principal amount of TEN MILLION AND 00/100 DOLLARS ($10,000,000), together with interest thereon, at the times and in the manner hereinafter provided.

     1. Investment Agreement. This Note is subject to the terms of the Investment Agreement, dated as of June 30, 1998, by and among the Borrower and the Holder referenced above, as amended (the "Investment Agreement"), a copy of which may be examined during normal business hours at the Company's offices. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Investment Agreement.

     2. Interest.

          (a) Interest shall be calculated on the basis of a 360-day year and shall be computed for each monthly payment period on the basis of 30 days having elapsed.

          (b) From June 30, 1998 and thereafter through and including October 31, 2001, interest shall accrue hereunder at the rate of ten percent (10%) per annum, compounded quarterly.

          (c) From November 1, 2001 and thereafter through and including June 30, 2005, interest shall accrue hereunder at the rate of twelve percent (12%) per annum, compounded quarterly.

          (d) From July 1, 2005 and thereafter until repayment of this Note, interest shall accrue hereunder at the rate of thirteen percent (13%) per annum, compounded quarterly.

     3. Payments.

     3.1 Payment of Interest. Commencing on October 1, 1998 and continuing on January 1, April 1, July 1, and October 1 thereafter until the Maturity Date (as defined below), the Borrower shall pay to Holder an amount equal to all interest accruing on the principal balance of this Note from time to time outstanding.

     3.2 Principal Payments and Payment at Maturity. The Borrower shall pay to Holder on or before July 1, 2006 the sum of Five Million and 00/100 Dollars ($5,000,000) (i.e., an amount equal to 50% of the original principal amount). On or before July 1, 2007 (the "Maturity Date") or upon the acceleration of this Note, the Borrower will pay to Holder the entire principal amount of this Note then outstanding together with all accrued and unpaid interest thereon.

     3.3 Other Payment Provisions. All payments of principal and interest hereunder shall be payable to the Holder in lawful money of the United States of America not later than 2 p.m. on the date when due, without any offset or deduction whatsoever. Any payment coming due on a day which is not a business day within the District of Columbia shall be made on the next succeeding such business day, and any such extension of the time of payment shall be included in the computation of interest hereunder.

     3.4 Penalty.

          (a) If any payment of principal or interest due under this Note shall be overdue from the date hereof or at any time thereafter through October 31, 2001, such overdue amount shall bear interest from and after the date due, to and including the date when paid in full, at a rate equal to the lesser of (i) the maximum rate allowed by law and (ii) thirteen percent (13%) per annum.

          (b) If any payment of principal or interest due under this Note shall be overdue from November 1, 2001 or at any time thereafter through June 30, 2005, such overdue amount shall bear interest from and after the date due, to and including the date when paid in full, at a rate equal to the lesser of (i) the maximum rate allowed by law and
     (ii) fifteen percent (15%) per annum.

          (c) If any payment of principal or interest due under this Note shall be overdue from July 1, 2005 or at any time thereafter until repayment of this Note, such overdue amount shall bear interest from and after the date due, to and including the date when paid in full, at a rate equal to the lesser of (i) the maximum rate allowed by law and (ii) sixteen percent (16%) per annum.

     3.5 Prepayments. The unpaid principal amount of this Note and any accrued and unpaid interest thereon may be prepaid, in whole or in part, at any time upon 10 days prior written notice to Holder, without penalty or premium. Such prepayments shall be credited against principal in inverse order of maturity. Prepayments made without the required notice will not be credited against principal until 10 days after receipt.

     3.6 Due on Sale. Notwithstanding anything herein or in the Investment Agreement to the contrary, the entire indebtedness hereunder shall become due and payable upon the earlier of the Maturity Date or a Transfer of the Company's Business, as defined in Section 1.01 of the Investment Agreement.

     4. Subordination. The indebtedness represented by this Note is subordinate to the Senior Debt of the Borrower in accordance with the terms of the Investment Agreement, and the Subordination Agreement among the Borrower, the Holder, and Summit Bank.

     5. No Assignment by Borrower. The Borrower shall not assign any of its rights under this Note nor delegate any of its duties under this Note without the prior written consent of Holder. Holder may freely assign its rights hereunder.

     6. Covenants and Agreements. The Borrower covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will, unless the Holder shall otherwise consent prior thereto in writing, comply with and perform each of the covenants and agreements set forth in the Investment Agreement, which provisions are incorporated herein by this reference as if set forth at length herein.

     7. Default and Acceleration.

     7.1 Events of Default. Upon the occurrence of any Event of Default described in Article VIII of the Investment Agreement, then a default may be declared hereunder at the option of the Holder, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived). In such event, the Holder shall be entitled to exercise any or all of the rights and remedies described in Article IX of the Investment Agreement, at its option, in addition to such other rights and remedies as may be provided for in other Security Documents or as may be available at law or in equity. At any time after a declaration of default hereunder, but before a judgment or decree for the payment of money has been obtained, the Holder may, by written notice, rescind the declared default if the Borrower has paid a sum sufficient to pay all overdue interest and overdue principal amounts, all interest on the overdue installments of interest and/or principal at the penalty rate, and the Holder's reasonable costs of enforcing its rights hereunder (including attorneys' fees and disbursements).

     7.2 No Waiver. No course of dealing between the Holder and any other party hereto or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     8. Definitions. The term "indebtedness" as used herein shall mean the indebtedness evidenced by this Note, including principal, interest and expenses whether contingent, now due or hereafter to become due, and whether heretofore or contemporaneously herewith or hereafter contracted.

     9. Confession of Judgment. If payment of the indebtedness evidenced by this Note, or any part thereof, shall not be made when due and at maturity, by acceleration or otherwise, the Borrower hereby authorizes and empowers any attorney of any court of record in the United States to appear for all of the undersigned in court, or before any clerk thereof, and confess judgment against the undersigned in favor of the Holder of this Note for the amount due thereon with interest and costs.

     10. Waiver of Trial by Jury. The Borrower agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Holder on or with respect to this Note or any event, transaction or occurrence arising out of or in any way connected with the Investment Agreement or the dealing of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Borrower acknowledges and agrees that the Holder would not extend credit under the Investment Agreement to the Borrower and would not purchase this Note if this waiver of jury trial were not part of the Investment Agreement and this Note.

     11. Venue; Service of Process. Venue for any adjudication hereof shall be only in the courts of the State of Maryland or the Federal courts in the State of Maryland, the jurisdiction of which courts all parties hereby consent to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in Maryland. The Company intends that the courts of the jurisdiction(s) in which the Company is incorporated and conducts business should afford full faith and credit to any judgment rendered by a court of the State of Maryland against the Company hereunder, and should hold that the Maryland courts have jurisdiction to enter a valid, in personam judgment against the Company hereunder. The Company agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to the Company, and the Company hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Holder.

     12. Controlling Law. This Note and all matters related hereto shall be governed in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

     13. No Novation. All of the terms, covenants and conditions of the Senior Subordinated Note shall continue, except as specifically amended and restated hereby. This Amended and Restated Note does not extinguish the outstanding indebtedness and is not intended to be a substitution or novation of the original indebtedness or instruments evidencing the same, all of which shall continue in full force and effect except as specifically amended and restated hereby or by instruments executed concurrently herewith.

                        {Signatures begin on next page.}

     IN WITNESS WHEREOF, the undersigned have duly caused this instrument to be executed and delivered as of the date first above written.

WITNESS/ATTEST:                        "COMPANY":

                                       NOBEL LEARNING COMMUNITIES, INC.
                                       a Delaware corporation


By: /s/ Barry Swirsky                   By:/s/ John Frock                 (SEAL)
    ------------------------------         ------------------------------
    Assistant Secretary                    Vice Chairman


                                       MERRYHILL SCHOOLS NEVADA, Inc.
                                       a Nevada corporation


By: /s/ John Frock                     By:/s/ John Frock                 (SEAL)
    ------------------------------         ------------------------------
    Secretary                              Treasurer


                                       Merryhill Schools, Inc.
                                       a California corporation


By: /s/ Barry Swirsky                   By:/s/ William E. Bailey         (SEAL)
    ------------------------------         ------------------------------
    Assistant Secretary                    Executive Vice President


                                       NEDI, Inc.
                                       a California corporation


By: /s/ Randi L. Flecker               By: /s/ S. Good                    (SEAL)
    ------------------------------         ------------------------------
    School Secretary                       President


                      {Signatures continued on next page.}

                                       PALADIN ACADEMY, L.L.C.
                                       a Delaware limited liability company


By: /s/ Barry Swirsky                  By: /s/ William E. Bailey          (SEAL)
    ------------------------------         ------------------------------
    Assistant Secretary                    Executive Vice President


                                       HOUSTON LEARNING ACADEMY, INC.
                                       a Texas corporation


By: /s/ Barry Swirsky                  By: /s/ John R. Frock              (SEAL)
    ------------------------------         ------------------------------
    Assistant Secretary                    Vice President


                                       NOBEL SCHOOL MANAGEMENT SERVICES, INC.
                                       a Delaware corporation


By: /s/ Barry Swirsky                  By: /s/ William E. Bailey          (SEAL)
    ------------------------------         ------------------------------
    Assistant Secretary                    Treasurer


                                       NOBEL LEARNING TECHNOLOGIES, INC.
                                       a Delaware corporation


By: /s/ John Frock                     By: /s/ William E. Bailey          (SEAL)
    ------------------------------         ------------------------------
    Secretary                              Treasurer